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                                                                EXHIBIT 99.10(a)


INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement on Form N-4 of Separate Account A of Pacific Life Insurance Company of our report dated February 22, 1999, related to the consolidated financial statements of Pacific Life Insurance Company and subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, appearing in the Statement of Additional Information of Pacific Innovations, which is part of such Registration Statement; and to the incorporation by reference of our report dated February 5, 1999, related to the financial statements of Separate Account A of Pacific Life Insurance Company as of December 31, 1998, and for each of the two years in the period then ended appearing in the Annual Report of Separate Account A of Pacific Life Insurance Company for the year ended December 31, 1998.

We also consent to the references to us under the heading "Financial Statements" appearing in such Statement of Additional Information and under the heading "Financial Highlights" appearing in the Prospectus.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
December 17, 1999